[Letterhead of Morris, Nichols, Arsht and Tunnell]




                                              June 2, 1998



Providian Financing I
c/o Providian Financial Corporation
201 Mission Street
San Francisco, California 94105

         Re: Providian Financing I

Ladies and Gentlemen:

         We have acted as special Delaware counsel to Providian Financing I, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the proposed issuance of Preferred Securities to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof (the "Prospectus")) on Form S-3 filed by Providian Financial Corporation, Providian Financing II, Providian Financing III, Providian Financing IV and the Trust with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust in the form attached as Exhibit 4.13 to the Registration Statement (the "Governing Instrument").

         In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on May 29, 1998 (the "Certificate"); a Declaration of Trust of the Trust dated as of May 29, 1998 (the "Original Governing Instrument"); the Governing Instrument; the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due execution and delivery of the Governing Instrument and the underwriting agreement and the pricing agreement relating to the

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Providian Financing I
June 2, 1998
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Preferred Securities (which underwriting agreement and pricing agreement will have terms consistent with the requirement of the Governing Instrument) (respectively, the "Underwriting Agreement" and the "Pricing Agreement") prior to the first issuance of Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance of the Preferred Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. sections 3801 et seq. (the "Delaware Act"); (v) that each Holder of a Preferred Security will make payment of the required consideration therefor and will have a Preferred Security or Preferred Securities registered in the name of such Holder in the Register in consideration thereof, all in accordance with the terms and conditions of the Governing Instrument, the Registration Statement, the Underwriting Agreement and the Pricing Agreement; (vi) that the Preferred Securities are issued and sold to the Preferred Securities Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement, the Underwriting Agreement and the Pricing Agreement; and (vii) that the documents examined by us are in full force and effect (or, as applicable, will be in full force and effect prior to the issuance of the Preferred Securities), express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been (or, as applicable, at the time of issuance of the Preferred Securities will not have been) modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not participated in the preparation of the Registration Statement or any other offering materials relating to the Preferred Securities and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

         Based on and subject to the foregoing (and the further assumptions set forth below), and limited in all respects to matters of Delaware law, it is our opinion that:

         1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

         2. The Preferred Securities, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the trust.

         3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for

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Providian Financing I
June 2, 1998
Page 3


profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that pursuant to the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

         In connection with the foregoing opinions, we have assumed that at or prior to the time of the issuance and delivery of any applicable Preferred Securities, the registration Statement and any amendments thereto (including post-effective amendments) will have been delivered and remain effective, a prospectus supplement will have been prepared and filed with the commission describing the Preferred Securities offered thereby (the terms of which will be consistent with the requirements of the Governing Instrument), all required approvals for the issuance of such Preferred Securities under the Governing Instrument, the Underwriting Agreement and the Pricing Agreement will be in full force and effect and will not have been modified or rescinded and there shall not have occurred any change in law affecting the validity or enforceability of such Preferred Securities. We have also assumed that none of the terms of any Preferred Security to be established subsequent to the date hereof nor the issuance and delivery of such Preferred Security, nor the compliance by the Trust with the terms of such Preferred Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding on the Trust or any restriction imposed by any court or governmental body having jurisdiction over the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL MATTERS" in the Prospectus and the prospectus supplement relating to the issuance of Preferred Securities. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings or assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the

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Providian Financing I
June 2, 1998
Page 4

addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                          Very truly yours,

                                          /s/ MORRIS, NICHOLS, ARSHT & TUNNELL
                                          MORRIS, NICHOLS, ARSHT & TUNNELL